ADDENDUM TO PARTICIPATION AGREEMENT

The Participation Agreement made and entered into as of the 1st day of October 2010 by and among MFS VARIABLE INSURANCE TRUST, MFS VARIABLE INSURANCE TRUST II, MFS FUND DISTRIBUTORS, INC., and TRANSAMERICA LIFE INSURANCE COMPANY, as amended  to date (the “Participation Agreement”), is hereby amended as follows effective as of March 28th, 2015:

WHEREAS, the parties desire to add an open-end management investment company for which MFD serves as principal underwriter.

NOW, THEREFORE, in consideration of the above premises and mutual covenants set forth herein, the Company, the Trusts and MFD hereby agree as follows:

1.
 MFS VARIABLE INSURANCE TRUST III, a Delaware statutory trust ("Trust III") is hereby added as a party and all references to "Trust(s)" now include, as the context may require, Trust III. Trust III hereby agrees to be bound by all terms and conditions set forth in the Agreement, as amended hereby.

2.	Article XIII, "Notices," is hereby restated in its entirety as follows:

ARTICLE XII. NOTICES

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, email or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to Trusts:

MFS Variable Insurance Trust I, MFS Variable Insurance Trust II and MFS Variable Insurance Trust III
111 Huntington Avenue
Boston, Massachusetts  02199
email: DLGDSDealerSpt@MFS.com
Facsimile No.: (617) 954-5182
Attn:  Susan S. Newton, Assistant Secretary

If to Company:

Transamerica Life Insurance Company
4333 Edgewood Rd NE
Cedar Rapids, IA 52499
Attn: I&R General Counsel

If to MFD:

MFS Fund Distributors, Inc.
111 Huntington Avenue
Boston, Massachusetts  02199
email: DLGDSDealerSpt@MFS.com
Attn:  General Counsel

3.	The first sentence of Section 14.8 is hereby restated as follows:

"A copy of Trust I’s and Trust II's Declaration of Trust is on file with the Secretary of State of The Commonwealth of Massachusetts."

4.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

Except as expressly amended hereby, the Participation Agreement shall continue in full force and effect and unamended.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

TRANSAMERICA LIFE INSURANCE COMPANY
By its authorized officer,

By:           /s/ John Mallett
John Mallett
Vice President

MFS VARIABLE INSURANCE TRUST,
    MFS VARIABLE INSURANCE TRUST II,
     MFS VARIABLE INSURANCE TRUST III,
     on behalf of the Portfolios
By its authorized officer and not individually,

By:           /s/ Susan S. Newton
Susan S. Newton
Assistant Secretary

MFS FUND DISTRIBUTORS, INC.
By its authorized officer,

By:           /s/ James A. Jessee
James A. Jessee
President

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

SCHEDULE A
Effective March 28, 2015

ACCOUNTS, POLICIES AND PORTFOLIOS
SUBJECT TO THE PARTICIPATION AGREEMENT

Name of Separate Account and Date Established by Board of Directors	Policies Funded by Separate Account
PFL Corporate Account One August 10, 1998	Advantage V and VI
Retirement Builder Variable Annuity Account March 29, 1996
Huntington Allstar Select
Immediate Income Builder II
Portfolio Select Variable Annuity
Premier Asset Builder Variable Annuity
Privilege Select Variable Annuity
Retirement Income Builder II Variable Annuity
Retirement Income Builder IV
Transamerica Access Variable Annuity
Transamerica Preferred Advantage Variable Annuity
Transamerica PrincipiumSM Variable Annuity

Separate Account VA B January 19, 1990	Transamerica LandmarkSM Variable Annuity Transamerica FreedomSM Variable Annuity Transamerica ExtraSM Variable Annuity Transamerica AxiomSM Variable Annuity Transamerica LibertySM Variable Annuity
Separate Account VA-6 June 11, 1996	Transamerica Classic® Variable Annuity Transamerica Catalyst® Variable Annuity
Separate Account VA-7 June 11, 1996	Transamerica Bounty® Variable Annuity
Separate Account VA-8 June 11, 1996	Transmark Optimum Choice® Variable Annuity
Separate Account VA-6 June 11, 1996	Transamerica Classic® Variable Annuity Transamerica Catalyst® Variable Annuity
Separate Account VUL A November 20, 1998	Legacy Builder Plus
Separate Account VUL-1 October 2, 2008	Transamerica Tribute
Separate Account VUL-2 October 2, 2008	Transamerica Lineage
Separate Account VUL-4 October 2, 2008	TransSurvivor VUL
Separate Account VUL-5 October 2, 2008	TransUltra VUL
Separate Account VUL-6 October 1, 2008	TransAccumulator VUL TransAccumulator VUL-2
Transamerica Corporate Separate Account Sixteen June 16, 2003	Advantage X
Variable Life Account A July 1, 1999	Variable Protector

The Separate Account(s) shown on SCHEDULE A may invest in the following Portfolios of the MFS Variable Insurance Trust, MFS Variable Insurance Trust II, and MFS Variable Insurance Trust III:

PORTFOLIOS SUBJECT TO THE PARTICIPATION AGREEMENT

Portfolios Available to Policies:

VIT I

MFS Global Equity Series
MFS Growth Series
MFS Investors Trust Series
MFS Mid Cap Growth Series
MFS New Discovery Series
MFS Research Bond Series*
MFS Research Series
MFS Total Return Series
MFS Utilities Series
MFS Value Series

VIT II

MFS Blended Research Core Equity Portfolio
MFS Bond Portfolio**
MFS Core Equity Portfolio
MFS Emerging Markets Equity Portfolio
MFS Global Governments Portfolio
MFS Global Growth Portfolio
MFS Global Research Portfolio
MFS Global Tactical Allocation Portfolio
MFS Government Securities Portfolio
MFS High Yield Portfolio
MFS International Growth Portfolio
MFS International Value Portfolio
MFS Massachusetts Investors Growth Stock Portfolio
MFS Money Market Portfolio
MFS Research International Portfolio
MFS Strategic Income Portfolio
MFS Technology Portfolio

VIT III MFS Blended Research Small Cap Equity Portfolio MFS Conservative Allocation Portfolio MFS Global Real Estate Portfolio MFS Growth Allocation Portfolio	MFS Inflation-Adjusted Bond Portfolio MFS Limited Maturity Portfolio MFS Mid Cap Value Portfolio MFS Moderate Allocation Portfolio MFS New Discovery Value Portfolio

and any other Portfolios or series of shares of the Trusts that are available and open to new investors on or after the effective date of this Amendment.

* MFS Research Bond Series will be renamed MFS Total Return Bond Series effective April 30th, 2015

** MFS Bond Portfolio will be renamed MFS Corporate Bond Portfolio effective April 30th, 2015

204687

[MFS letterhead}

MFS Fund Distributors, Inc.
111 Huntington Avenue
Boston, Massachusetts 02199
T +1 617 954 5000

Ms. Trish Vogeler
Transamerica Life Insurance Company
4333 Edgewood Rd NE
Cedar Rapids, IA 52499

Re:           MFS Variable Insurance Trust, MFS Variable Insurance Trust II and MFS Variable Insurance Trust III (the “Trusts”)

Dear Trish:

Reference is hereby made to the Participation Agreement by and among the Trusts, Transamerica Life Insurance Company (the "Company"), and MFS Fund Distributors, Inc. ("MFD") dated October 1, 2010, as amended to date (the "Participation Agreement").  The purpose of this Letter Agreement is to confirm certain financial arrangements between MFD, the underwriter to the Trusts, and the Company in connection with the Company’s investment in the Trusts on behalf of certain separate accounts, as listed in Schedule A of the Participation Agreement.

With effect from March 28, 2015, MFD, in consideration of the Company's performance of the services described in Schedule A attached hereto, agrees to pay a fee to the Company on assets of the Trusts invested in the below funds attributable to variable life or variable annuity contracts (“Policies”) offered by the Company.  Such fee shall be equal to 0.20% per annum on assets.  The funds are:

115	MFS EMERGING MARKETS EQUITY PORTFOLIO	55274F554
116	MFS INTERNATIONAL VALUE PORTFOLIO	55274F455
117	MFS CORE EQUITY PORTFOLIO	55274F364
118	MFS INTERNATIONAL GROWTH PORTFOLIO	55274F463
120	MFS GROWTH SERIES	55273F100
122	MFS RESEARCH SERIES	55273F308
123	MFS INVESTORS TRUST SERIES	55273F407
124	MFS TOTAL RETURN SERIES	55273F506
125	MFS UTILITIES SERIES	55273F605
129	MFS RESEARCH BOND SERIES*	55273F878
132	MFS NEW DISCOVERY SERIES	55273F845
134	MFS GLOBAL EQUITY SERIES	55273F837
136	MFS VALUE SERIES	55273F654
139	MFS MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO	55274F612
1118	MFS MASSACHUSETTS INVESTORS GROWTH STOCK PORTFOLIO	55274F653
1120	MFS GROWTH SERIES	55273F811
1122	MFS RESEARCH SERIES	55273F787
1124	MFS TOTAL RETURN SERIES	55273F746
1125	MFS UTILITIES SERIES	55273F738
1129	MFS RESEARCH BOND SERIES*	55273F688
1132	MFS NEW DISCOVERY SERIES	55273F761
1135	MFS MID CAP GROWTH SERIES	55273F662
1136	MFS VIT VALUE SERIES	55273F647

* MFS Research Bond Series will be renamed MFS Total Return Bond Series effective April 30th, 2015

Such fee shall be paid quarterly (on a calendar year basis) in arrears.  Such fee shall continue to be due and payable for so long as Company provides the services contemplated hereunder with respect to Policies under which amounts are allocated to the Trust, provided, however, that no such fee shall be due and owing for any period subsequent to the termination of the Participation Agreement and provided, further, that this Letter Agreement may be terminated by MFD upon 30 days advance written notice.  Upon any such termination before the end of any calendar quarter, such fees will be prorated according to the proportion that the period bears to the full quarter and will be payable upon the date of termination.

This Letter Agreement shall supersede all prior agreements relating to its subject matter including, but not limited to, the letter agreement between the Company and MFD dated September 22, 2010.

Please confirm your understanding of this arrangement by having the enclosed duplicate copy of this Letter Agreement signed where indicated below by an appropriate officer of the Company and return this duplicate copy to me.

Very truly yours,

MFS FUND DISTRIBUTORS, INC.

/s/ James A. Jessee

James A. Jessee

President

Transamerica Life Insurance Company

By: /s/ John Mallett

John Mallett

Vice President

204687

SCHEDULE A

The Company will use the fee described in the attached Letter Agreement to pay for the following services.  MFD's payment under the Letter Agreement does not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of shares of the Trusts, and these payments are not otherwise related to investment advisory or distribution service or expenses. The amount of expense payments made pursuant to this Letter Agreement will not be deemed to be conclusive with respect to actual expenses or savings.

Services:

Maintain Books and Records
•	Record transfers (via net purchase orders)
•	Reconcile and balance the separate account at the Trust level in the general ledger, at various banks and within systems' interface

Communicate with the Trust
•	Purchase Orders
-	Determine the net amount available for investment by the Trust
-	Deposit receipts at the Trust's custodian (generally by wire transfer)
-	Notify the custodian of the estimated amount required to pay dividends or distributions
•	Redemption Orders
-	Determine the net amount required for redemptions by the Trust
-	Notify the Custodian and Trust of cash required to meet payments
•	Daily pricing

Process Distributions from the Trust
•	Process ordinary dividends and capital gains
•	Reinvest the Trust's distributions

Reports
•	Periodic information reporting to the Trust and its Board

Proxy Solicitations
•	Assist with proxy solicitations, specifically with respect to soliciting voting instructions from Contract owners

Trust-related Contractowner Services
•	Financial representative's advice to Contract owners with respect to Trust inquiries (not including advice about performance or related to sales)
•	Communicate information to Contract owners regarding Trust and subaccount performance